UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2015
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

and

Item 7.01 Regulation FD Disclosure

A press release issued by the Registrant on February 19, 2015 regarding earnings for the three and twelve months ended December 31, 2014, is attached as Exhibit 99.1. Also, certain supplemental information not included in the press release is attached as Exhibit 99.2. This information is being furnished pursuant to Item 7.01 and Item 2.02 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2015, Laura M. Franklin communicated her decision to retire from Washington Real Estate Investment Trust (“Washington REIT”) at the end of 2015.

In connection therewith, Washington REIT and Ms. Franklin have entered into a Separation Agreement and General Release dated February 18, 2015 (the “Separation Agreement”). Under the Separation Agreement, Ms. Franklin will resign from her position as Executive Vice President - Accounting and Administration with Washington REIT on the later of July 31, 2015 or the filing of the second quarter Form 10-Q (or such earlier date determined by Washington REITs Chief Executive Officer), after which time she will continue as a regular employee of Washington REIT through December 31, 2015. The Separation Agreement provides for the payment of various benefits to Ms. Franklin (provided she does not revoke such agreement during a seven-day revocation period). Pursuant to the Separation Agreement, Ms. Franklin will receive (a) continuation of her salary at its current level and other compensation plans available to officers through December 31, 2015, (b) awards under Washington REIT’s Short-Term Incentive Plan with respect to the 2014 performance period and 2015 performance period, with any restricted shares fully vesting as of December 31, 2015, (c) awards under Washington REIT’s Long-Term Incentive Plan with respect to the regular LTIP award opportunity for the three-year performance period commencing in 2014, the one-time transition award opportunity commencing in 2014 (as described under “Transition Matters” in Washington REIT’s Form 8-K dated April 23, 2014) and the regular LTIP award opportunity for the three-year performance period commencing in 2015 (each calculated based on the actual level of achievement of the performance goals for the period ending on December 31, 2015 (except for the 33.34% portion of the one-time transition award, which is calculated as of December 31, 2014), with the regular 2014 award and regular 2015 award each being prorated based on the number of days during the performance period Ms. Franklin was an employee), with any restricted shares fully vesting as of December 31, 2015, (d) vesting as of December 31, 2015 of any remaining unvested restricted shares issued in connection with 2012 and 2013 performance periods under Washington REIT’s previous Short-term Incentive Plan, and (e) vesting in a pro rata portion of unvested restricted stock units issued in a 25% match program contained in Washington REIT’s Deferred Compensation Plan (based on the months worked by Ms. Franklin as of December 31, 2015 in comparison to the 36-month vesting period for the restricted stock units). Ms. Franklin’s other existing unvested restricted share units will vest in accordance with Washington REIT’s previous Long-Term Incentive Plan on or about February 2015. Ms. Franklin is already conditionally vested in her account under Washington REIT’s Supplemental Executive Retirement Plan, and remains subject to compliance with the 24-month non-compete contained therein, Pursuant to the Separation Agreement, Washington REIT has agreed to a general release of claims against Ms. Franklin, and Ms. Franklin has agreed to a general release of claims against Washington REIT. Ms. Franklin also has agreed to reasonably cooperate with and provide information to Washington REIT upon request, and she will receive hourly compensation and reasonable and necessary expenses in connection therewith. The Separation Agreement also contains confidentiality and other customary provisions, as well as a 12-month non-solicitation and non-competition covenant.

A copy of the Separation Agreement is filed as an exhibit hereto. The foregoing description is qualified by reference to the Separation Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release between Laura M. Franklin and Washington Real Estate Investment Trust dated February 18, 2015
99.1	Press release issued February 19, 2015 regarding earnings for the three and twelve months ended December 31, 2014
99.2	Certain supplemental information not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

Date:	February 19, 2015	By:	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President Accounting and Administration

Exhibit Index

Exhibit
Number        Description

10.1	Separation Agreement and General Release between Laura M. Franklin and Washington Real Estate
Investment Trust dated February 18, 2015

99.1	Press Release issued February 19, 2015 regarding earnings for the three and twelve months ended
December 31, 2014

99.2        Certain supplemental information not included in the press release